EXHIBIT 16.1
MOST & COMPANY, LLP
275 MADISON AVENUE
NEW YORK, N.Y. 10016
March 2, 2006
Securities and Exchange Commission
Washington, DC
Gentlemen:
          We have read Item 4.01 of the report on Form 8-K of Prolink Holdings Corp. (formerly Amalgamated Technologies, Inc.) which was filed on March 1, 2006 and we agree with the statements contained therein insofar as they relate to our firm.

Very truly yours,
/s/ Most & Company, LLP
Most & Company, LLP